Exhibit 10.8

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, IT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SENIOR SECURED PROMISSORY NOTE

DUE OCTOBER 5, 2023

Original Issue Date: October 5, 2022	Principal Amount: $[●]

Purchase Price $[●]

This Senior Secured Promissory Note is one of a series of duly authorized and validly issued Secured Notes of ____________________________ (together with its successors and permitted assigns, the “Company”), designated as its Senior Secured Promissory Note due October 5, 2023 (this “Note” and, collectively with the other Notes of such series, the “Notes”), issued and sold by the Company pursuant to the Securities Purchase Agreement, dated as of October 5, 2022, among the Digital Health Acquisition Corp. (“Company”), VSee Lab, Inc.(“VSee”), and iDoc Virtual Telehealth Solutions, Inc. (“iDoc”) (collectively, the “Sellers”) and ________________________ and the other purchasers listed therein; ______________________ (together with its successors and registered assigns, the “Holder” or the “Purchaser”) (the “Purchase Agreement”).

The Company, VSee, and iDoc seek to consummate the Business Combination in accordance with the terms and conditions of the Business Combination Agreement. In connection with consummation of the Business Combination and thereafter, they each need working capital and are seeking bridge financing. To this end, the Company, VSee, and iDoc as the Sellers have entered into the Purchase Agreement, concerning, among other matters, the issuances and sales of certain notes to the Holder.

FOR VALUE RECEIVED, the Company promises to pay to the order of Holder, the principal amount of Eight Hundred Eighty-Eight Thousand, Eight Hundred Eighty-Eight Dollars and Eighty Cents ($888,888.80) on October 5, 2023 (the “Maturity Date”) in full in cash as provided herein or in any other Transaction Documents, or on such earlier date as this Note is required or permitted to be repaid as provided hereunder, in each case together with all accrued but unpaid interest thereon (including any Minimum Interest Amount remaining on such principal amount as of such date),and any other amounts owing under this Note or any other Transaction Document in accordance with the provisions hereof. Amounts repaid may not be reborrowed. The Holder may set off and deduct pursuant to and in accordance with the Transaction Documents amounts due to the Holder or the Purchaser Parties.

This Note is subject to the following additional provisions:

SECTION 1.     Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. In addition, for the purposes hereof, the following terms shall have the following meanings:

“Amortization Payment” shall have the meaning set forth in Section 2(a).

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“Amortization Payment Date” shall have the meaning set forth in Section 2(a).

“Business Combination” means the consummation of the proposed business combination in accordance with the terms and conditions set forth in that certain Second Amended and Restated Business Combination Agreement dated October 5, 2022, by and among the Company, DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (the “Business Combination Agreement”), as further described in the Company’s Current Report on Form 8-K, which was filed with the Commission on August 11, 2022.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with U.S. generally accepted accounting principles (GAAP) consistently applied, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any share, participation or other equivalent (however designated) of the capital stock of a corporation, any equivalent ownership interest in any other Person, including partnership interests and membership interests, and any warrant, right or option to purchase or other arrangement (including through a conversion or exchange of any other property) to acquire or subscribe for any item otherwise satisfying the definition of “Capital Stock,” whether or not presently convertible, exchangeable or exercisable.

“Change of Control Transaction” means, other than the consummation of the Business Combination and then only on terms and conditions, and using documentation, acceptable to the Holder, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an Person or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting Capital Stock (or Stock Equivalents) of the Company (other than by means of exercise of the Warrants and the issuance of the Warrant Shares (as such term is defined in the Warrant) thereunder); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction; (d) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other Capital Stock into which such shares of common stock may hereafter be changed or any share capital resulting from a reclassification of such common stock.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Customary Permitted Liens” means all of the following:

(i)            Liens securing the payment of taxes, assessments or other charges or levies imposed by any Governmental Authority which are either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves have been set aside on its books;

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(ii)            non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of business to the extent (A) such Liens secure Indebtedness that is not overdue for a period of more than 30 days or (B) such Liens secure Indebtedness relating to claims or liabilities that are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(iii)            zoning, building and land use restrictions, easements, servitudes, encumbrances, licenses, covenants and other restrictions affecting the use of real property or minor defects or irregularities in title thereto that do not interfere in any material respect with the use of such real property or the ordinary conduct of the business of the Company and its Subsidiaries as presently conducted thereon or materially impair the value of the real property that may be subject thereto;

(iv)            pledges and deposits of cash in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with current practices as in effect on the date hereof;

(v)            undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Regulation or which although filed or registered, relate to obligations not due or delinquent, including without limitation statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation;

(vi)           Liens or deposits to secure the performance of bids, tenders, expropriation proceedings, trade contracts, leases, statutory obligations, surety and performance bonds and other obligations of a like nature (other than for borrowed money), and deposits to secure equipment contracts, in each case incurred in the ordinary course of business;

(vii)          appeal bonds;

(viii)         landlord Liens for rent not yet due and payable;

(ix)            Liens arising from operating leases and the precautionary UCC financing statement filings in respect thereof;

(x)             judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default; provided, that, (A) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (B) adequate reserves or other appropriate provision, if any, as are required by U.S. GAAP, consistently applied, have been made therefor and (C) a stay of enforcement of any such Liens is in effect; and

(xi)            customary rights of set-off or combination of accounts in favor of a financial institution with respect to deposits maintained by it.

“Default Interest” means twenty-four percent (24%) per annum.

“Exempt Issuance” means the issuance of (a) securities further to the PIPE, (b) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of the Company; provided, that such issuance is approved by a majority of the board of directors of the Company or stockholders of the Company, or as part of a bona fide equity finance round,; and provided, further that such issuance shall not exceed in the aggregate 15% of the outstanding shares of Common Stock as of the date hereof without the prior approval of the Purchaser, (c) shares of Common Stock, warrants or options to advisors or independent contractors of the Company for compensatory purposes, (d) Conversion Shares or Warrant Shares and other Securities issued upon the exercise or exchange of or conversion of any Notes or Warrants issued pursuant to the Purchase Agreement and/or other Securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof; provided, that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (e) securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof; provided, that such obligations have not been materially amended since the date of hereof, and (f) Securities issued pursuant to acquisitions or any other strategic transactions, including, without limitation, the Business Combination, approved by a majority of the disinterested members of the Board of Directors; provided, that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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“Event of Default” shall have the meaning set forth in Section 5(a).

“Fundamental Transaction” means, other than the consummation of the Business Combination and then only on terms and conditions, and using documentation, acceptable to the Holder, any of the following transactions, whether effected directly or indirectly or through on or a series of related transactions: (i) any merger or consolidation of the Company with or into another Person; (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or more than 10% of the Company’s assets, (iii) the completion and acceptance by holders of more than 50% of the Common Stock of any purchase offer, tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock sell, tender or exchange their shares for other Securities, cash or property, (iv) any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Securities, cash or property, (v) a stock or share purchase or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) whereby any other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase or other business combination).

“Late Fee” shall have the meaning set forth in Section 2(e)

“Make Whole Amount” means each of the Mandatory Default Amount and the Minimum Interest Amount.

“Mandatory Default Amount” means, at any time, the sum of (a) one hundred twenty-five percent (125%) of the sum of the outstanding principal amount of this Note at such time all accrued interest hereon unpaid at such time (whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and including any Minimum Interest Amount remaining outstanding on such principal amount as of such time) and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other Obligations due to the Holder or any other Purchaser Party in respect of this Note or any other Transaction Document.

“Mandatory Prepayment Amount” means, at any time with respect to any principal amount, the sum of (a) one hundred percent (100%) of such principal amount and all accrued interest hereon outstanding as of such time (including any Minimum Interest Amount remaining outstanding on such principal amount as of such time) and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder or any other Purchaser Party in respect of this Note or any other Transaction Document.

“Minimum Interest Amount” means, on any date and with respect to any principal amount owing under this Note, the difference between (a) 10% of such principal amount, representing a full year of interest payments hereunder and (b) any payment of interest made prior to such date with respect to such principal amount. The Minimum Interest Amount is not meant as a penalty but rather is meant to cover Holder’s transaction costs incurred in connection with its analysis of this investment as well as the costs associated with the negotiation and consummation of the transactions contemplated by the Transaction Documents, Holder’s opportunity costs, and Holder’s minimum anticipated profit.

“Note Register” shall have the meaning specified in Section 2(f).

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“Obligations” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to the Holder or its Purchaser Parties under this Note, the Warrants, or any other Transaction Document, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money, including, without duplication, (i) the principal amount of the Note owing by the Company or any other Company Party (including, if due hereunder, the Mandatory Default Amount or any Mandatory Prepayment Amount), (ii) all other amounts, fees (including all Late Fees), interest (including the Minimum Interest Amount and any increased interest accruing upon an Event of Default), liquidated damages, commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities (including Losses and other amounts for which any Company Party is required to indemnify the Holder or any of its Purchaser Parties under the Purchase Agreement), reimbursement of amounts paid and other sums chargeable to any Company Party under any Transaction Document or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as “Obligation” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Debt” means all of the following: (i) Indebtedness owing to any Secured Party (as defined in the Security Agreement) under any Transaction Document; (ii) unsecured intercompany Indebtedness between the Company and any of its Subsidiaries in the ordinary course of business; (iii) unsecured Indebtedness of the Company or any of its Subsidiaries to trade creditors (including overdue amounts on invoices) incurred on customary terms in the ordinary course of business; (vi) Indebtedness of the Company or any Subsidiary under Capital Leases for equipment or Indebtedness of the Company or any Subsidiary secured by a Purchase Money Lien, which Indebtedness shall not at any time exceed $100,000 in the aggregate for the Company and its Subsidiaries; (vii) Indebtedness incurred in connection with the PIPE; and (viii) Indebtedness of the Company or any of its Subsidiaries under leases for facilities that are treated as Capital Leases under U.S. GAAP.

“Permitted Liens” means (i) the security interests of the Secured Parties (as defined in the Security Agreement) as provided for in any Transaction Document; (ii) Customary Permitted Liens; (iii) Purchase Money Liens granted to or held by Purchase Money Lien lenders in connection with the purchase, leasing or acquisition of capital equipment in the ordinary course of business and without resulting in a contravention of any applicable provisions of this Note or any other Transaction Document; and (iv) any Lien incurred in connection with any Permitted Debt.

“PIPE” means that proposed offering of up to $10.0 million of securities to be issued to 3i LP and other institutional investors further to a proposed securities purchase agreement, said financing to be closed immediately after the closing of the Business Combination, upon such terms and subject to such conditions that are satisfactory to Holder with respect to the Company’s payment obligations to Holder.

“Purchase Money Lien” means any Lien securing Indebtedness (i) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or (ii) existing on such equipment at the time of its acquisition, in each case provided, that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment.

“Repayment Notice” shall have the meaning set forth in Section 2(a).

“Secured Parties” means the Holder and each other holder of the Notes, each beneficiary of any indemnification or reimbursement obligation by any Company Party under Purchase Agreement.

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit sharing Contractual Obligation or arrangement, loans, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, any other item commonly known as “security,” any other item treated as “security” under the Securities Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940 or any other Regulation of the United States, any State, province or any political subdivision of either of them and any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any option, warrant, right to subscribe to, purchase or acquire, or any Derivative valued by reference to, any item otherwise qualifying as Security hereunder.

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“Variable Rate Transaction” means any transaction by the Company other than the PIPE, directly or indirectly, to (i)(A) consummate any exchange of any Indebtedness and/or Securities of the Company for any other Securities and/or Indebtedness of the Company, (B) cooperate with any person to effect any exchange of Securities and/or Indebtedness of the Company in connection with a proposed sale of such Securities from an existing holder of such Securities to any other unrelated Person), and/or (C) reduce and/or otherwise change the exercise price, conversion price and/or exchange price of any Stock Equivalent of the Company and/or amend any non-convertible Indebtedness of the Company to make it convertible into Securities of the Company, (ii) issue or sell any of its Securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, Common Stock, and/or (B) with a conversion, exercise or exchange rate and/or price that is subject to being reset on one or more occasions either (1) at some future date after the initial issuance of such Securities or (2) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, and/or (iii) enter into any agreement (including an “equity line of credit” or an “at-the-market offering”) whereby the Company may sell Securities at a future determined price. A “Variable Rate Transaction” shall also mean, collectively, an Equity Line of Credit or similar agreement, or a Variable Priced Equity Linked Instrument. For purposes hereof, “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” securities of the Company or any Subsidiary to the investor or underwriter over an agreed period of time and at future determined price or price formula (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions that are not Variable Priced Equity Linked Instruments), and “Variable Priced Equity Linked Instruments” means: (A) any Stock Equivalent convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such Stock Equivalent, or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Common Stock since date of initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions), and (B) any amortizing convertible Stock Equivalent which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such Stock Equivalent (whether or not such payments in stock are subject to certain equity conditions).

SECTION 2.     REPAYMENT

(a)            Repayment upon the Consummation of the Business Combination. If this Note has not otherwise been paid off in full in accordance with Section 2(b) below, commencing upon the closing of the Business Combination under the Business Combination Agreement, Holder at its option, may, upon five Business Days’ prior written notice to the Company (the “Repayment Notice”), require the Company to pay off and otherwise satisfy in full its Obligations under this Note (inclusive of the payment of the Make Whole Amount and any other amount due hereunder). Subject to the prior sentence, if the Repayment Notice is delivered to the Company (i) by no later than ninety (90) days from the Original Issue Date, then the repayment amount shall be the Mandatory Prepayment Amount and (ii) after ninety (90) days from the Original Issue Date, then the repayment amount shall be one hundred and ten percent (110%) of the Mandatory Prepayment Amount.

(b)            Mandatory Prepayments. Upon the closing of the Business Combination under the Business Combination Agreement and if the PIPE closes in connection therewith, the Company shall repay the Note in its entirety (inclusive of the payment of the Make Whole Amount and any other amount due hereunder) by the payment to the Holder in immediately available Dollars an amount equal to the Mandatory Prepayment Amount. If this Note has not otherwise been paid off in full in accordance with the preceding sentence or otherwise, so long as a majority of the original aggregate principal amount of the Notes remains outstanding on the date of any Subsequent Offering (as defined below), on the 10th day following the Company consummating any public or private offering of any Capital Stock or any other issuance of any Capital Stock or of any other Securities or any other financing, including any debt financing, or capital-raising transaction of any kind (each a “Subsequent Offering”) on any date other than the Maturity Date, in which the Company receives or is otherwise entitled to receive (except for the Company directing that such proceeds be paid to other Persons), the Company shall, subject to the Holder’s conversion rights set forth herein, pay to the Holder in immediately available Dollars an amount equal to the Mandatory Prepayment Amount. The Company shall provide notice to the Holder of the closing of such Subsequent Offering, including the expected gross proceeds thereof, not later than the 10th day preceding the date of consummation of such Subsequent Offering, which notice shall be irrevocable and constitute an agreement to pay the Mandatory Prepayment Amount on the date of consummation of such Subsequent Offering. The Holder may continue to convert the principal amounts to be prepaid under this Note until the date of consummation of such Subsequent Offering; provided, that, if the Company does not provide such notice, in addition to all other remedies provided under the Transaction Documents for failure to comply with this Note, the Holder may refuse such payment in whole or in part and convert the Note in the amount of such payment refused and, in its sole discretion, apply such payment to other outstanding Obligations, if any. This Section 2(b) is merely a requirement to redeem this Note and not an authorization to consummate any Subsequent Offering otherwise prohibited by the Transaction Documents.

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(c)            Company Call. [Reserved].

(d)            Interest. The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Note and any other Obligation owing that does not expressly provide for any other rate of interest at the rate of ten percent (10%) per annum from the date this Note is issued (or in the case of any other Obligation, from the date such obligation becomes due and payable) until all such principal amount and all other outstanding Obligations are paid in full in cash in immediately available Dollars (including all accrued and unpaid interest, liquidated damages and other amounts which may become due under any Transaction Document). All interest payments hereunder will be payable in cash, in immediately available Dollars Upon an Event of Default, the interest rate set forth hereunder shall increase as provided in Section 5(b) of this Note. All payments of interest shall be due and payable upon each amortization payment date; monthly on the first Business Day of each month, upon the occurrence and continuation of an Event of Default; on the Maturity Date, and shall reduce the Minimum Interest Amount, and any remaining Minimum Interest Amount shall be due and payable the early repayment of principal as provided hereunder to compensate the Holder for a lesser profit in case of early repayment and for the internal and external work and expenditure of time and money involved in the evaluation, preparation and closing of the Transaction Documents. The Minimum Interest Amount is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any Lien securing the same. This provision shall not affect or limit the holder’s rights or remedies with respect to any Event of Default.

(e)            Late Fee. The Company shall pay a late fee (the “Late Fees”) on any Obligation required to be paid under this Note or any other Transaction Document and not paid within five (5) Business Days when due, at an amount equal to the lesser of ten percent (10%) of such Obligation or the maximum amount permitted by applicable law, in cash. These Late Fees are to cover the extra internal expenses and inconvenience involved in handling delinquent payments and is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any Lien securing the same. This provision shall not affect or limit the Holder’s rights or remedies with respect to any Event of Default.

(f)             Fee Calculations and Payment Provisions. All payments made under any Transaction Document, except as otherwise expressly provided herein or in such other Transaction Document, shall be made in cash, in immediately available U.S. dollars, without set off or counterclaim to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Any interest and fees shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, for the actual number of days (including the first day but excluding the last day) occurring in the applicable period and shall accrue daily provided, that the Minimum Interest Amount shall be deemed to be fully earned and accrued on the Original Issue Date and payable as provided in this Agreement. Interest hereunder will be paid to the initial Holder or, if the Company has received notice of any transfer thereof signed by the initial Holder or any successive Holders, to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). No prepayment may be made hereunder without the notice required hereunder or without payment of the Mandatory Prepayment Amount. The Holder shall have the option to refuse or accept, in its sole discretion, any attempted prepayment made without the notice required hereunder or any attempted prepayment that does not appear to include the full Mandatory Prepayment Amount when required. In addition, regardless of the intended characterization of the Company of any payment, the Holder shall have the option, in its sole discretion, to recharacterize or apply any portion of such prepayment, including recharacterizing a payment as a smaller prepayment of principal together with payment of the remainder of the Mandatory Prepayment Amount to account for a payment of the Mandatory Prepayment Amount. The Holder may apply any payment made under any Transaction Document to any outstanding Obligation, in its sole discretion. The Company hereby irrevocably waives the right to direct the application of any payment in respect to any Obligation due under the Transaction Documents including, after any Event of Default, any proceeds of Collateral thereunder. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of any interest or fees, as the case may be. Each determination by the Holder of an amount of interest or fee due under any Transaction Document shall be conclusive and binding for all purposes, absent manifest error.

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SECTION 3.     TRANSFERs

This Note and any of the rights granted hereunder are freely transferable or assigned by Holder, in whole or in part, in its sole discretion. The parties to such transfer shall provide notice thereof to the Company. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities regulations. The initial Holder is listed herein. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered, upon receipt of appropriate signed notice from the Person previously listed on the Note Register as owner hereof, on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

SECTION 4.     NEGATIVE COVENANTS

(a)            As long as any portion of this Note or any other Obligation is not paid in full in cash, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or enter into any agreement to do, any of the following:

i.            create, enter into, create, incur, assume, enter into Guaranty Obligations with respect to, or suffer to exist any Indebtedness (other than Permitted Debt) or repay the principal amount of, redeem, purchase or otherwise acquire or offer to repay the principal amount of, redeem, repurchase or otherwise acquire any Indebtedness (other than Permitted Debt) whether or not existing on the Original Issue Date (other than the Notes on a pro rata basis based on the principal amounts outstanding);

ii.            create, permit, incur or suffer to exist any Lien of any kind, on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than the Liens securing the Obligations created pursuant to the Transactions Documents and Permitted Liens;

iii.            sell or otherwise dispose of any of its assets other than disposition of assets in the ordinary course of business;

iv.            amend its charter documents in any manner that materially and adversely affects any rights of the Holder;

v.            make, approve, or offer to make any Restricted Payment with respect to any shares of Capital Stock;

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vi.           enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

vii.          consummate a Change of Control Transaction or Fundamental Transaction other than the Business Combination and then only on terms and conditions, and using documentation, acceptable to the Holder;

viii.          change the nature of the Company’s business from the business conducted by the Company and its Subsidiaries on the date hereof (and, after the consummation of the Business Combination, the business conducted by the targets of the Business Combination on the date hereof);

ix.            fail to use the proceeds of the Note as provided for in the Transaction Documents, including being engaged in operations involving the financing of any investments or activities in, or any payments to, any Sanctioned Person;

x.             directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) be in violation of any Sanctions Law or engage in, or conspire or attempt to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) be a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) have any assets located in Sanctioned Jurisdictions, (d) deal in, or otherwise engage in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by OFAC or (e) fail to comply with any material Regulations or Contractual Obligations applicable to it or fail to obtain or comply with any material Permits; or

xi.            so long as a majority of the original aggregate principal amount of the Notes remains outstanding on the date of any Variable Rate Transaction the Company shall not directly or indirectly enter into a Variable Rate Transaction.

SECTION 5.     EVENTS OF default

(a)            “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by Regulation or pursuant to any judgment, decree or order of any court, or any order, rule or Regulation of any Governmental Authority):

i.            any default in the payment of (A) the principal amount of this Note or (B) interest, fees, liquidated damages or any other Obligation owing to the Holder under this Note (or any other amount owing by the Company to the Holder under any other Contractual Obligation) or any other amount owing by any Company Party under any Transaction Document, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) and such default is not cured, if possible to cure, within five (5) Trading Days of such default;

ii.            any Company Party shall fail for any reason to comply with Section 2.3 (Deliveries) of the Purchase Agreement, Section 4 (Negative Covenants) or Section 6(m) of this Note or any other Section of this Note or any Transaction Document that provides for an action after a notice period or that provides a specific period of time for the Company Parties to comply with;

iii.            any representation or warranty made by any Company Party in this Note, any other Transaction Document, any other Contractual Obligation with, or any other report, financial statement, document, written statement or certificate made or delivered to, the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

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iv.            any Company Party shall provide at any time notice to the Holder, including by way of public announcement, of such Company Party’s intention to not honor any provision of this Note or any other Transaction Document (including requests for conversions of this Note in accordance with the terms hereof);

v.            any Company Party shall fail to observe or perform any other covenant, provision, or agreement contained in this Note or any other Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after any Company Party has become or should have become aware of such failure;

vi.           (a) a breach, default or event of default (without regard for any cure period therefor provided therein) shall have occurred under any Indebtedness of any Company Party (a) having (individually or in the aggregate for all such Indebtedness) an aggregate maximum principal amount or commitment greater than One Hundred Thousand Dollars ($100,000), or (b) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

vii.          A breach, default or event of default (without regard to any grace or cure period provided in the applicable agreement, document or instrument or any subsequent waiver or other modification thereto) shall have occurred under any other Contractual Obligation to which any Company Party is obligated;

viii.         (A) any Company Party, any target under the Business Combination, or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of any Company Party commences a case or other Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any Subsidiary thereof or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding is commenced against the Company, any target under the Business Combination, or any Subsidiary thereof by any other Person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, (C) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) the Company or any Subsidiary thereof shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action to authorize or otherwise for the purpose of effecting any of the foregoing.

ix.            any monetary judgment, writ or similar final process shall be entered or filed against any Company Party, any Subsidiary of any Company Party or any of their assets for more than One Hundred Thousand Dollars ($100,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of thirty (30) calendar days;

x.             the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of any Company Party or any Subsidiary of any Company Party having an aggregate fair value or repair cost (as the case may be) in excess of One Hundred Thousand Dollars ($100,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xi.            the Company cancels or otherwise terminates the Business Combination Agreement anytime or fails to consummate the Business Combination on or prior to December 15, 2022; or

xii.           the Company sells or otherwise disposes of any of its assets outside of the ordinary course of its business.

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The clauses in the definition of “Event of Default” above operate independently, so that any action or event that falls within any such clause shall constitute an Event of Default regardless of, whether because of a grace period or threshold or otherwise, it falls outside the language of any other clause.

(b)            Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest (including all interest, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, all of which shall continue to accrue whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, liquidated damages and any other Obligations owing by any Company Party in respect thereof or under any Transaction Document through the date of acceleration, shall become, at the Holder’s election in its sole discretion, in whole or in part, (or, in the case of Section 7(a)(viii)(A) through (C), in whole, automatically and without the need for any notice, demand or any other action by the Collateral Agent or the Holder all of which are hereby waived),immediately due and payable, in cash, at the Mandatory Default Amount. Immediately on and after the occurrence of any Event of Default, without need for notice or demand all of which are waived, interest on this Note shall accrue and be owed daily at an increased interest rate equal to the Default Interest or the maximum rate permitted under applicable Regulations. Upon the payment in full of the Mandatory Default Amount in cash or in shares of Common Stock, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable Regulations. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note and the other Transaction Documents and to enforce its rights hereunder and thereunder.

SECTION 6.     Miscellaneous

(a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered as set forth in the Purchase Agreement or, alternatively, delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company as set forth in the signature pages hereof, or such other contact information as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). All notices and other communications delivered hereunder shall be effective as provided in the Purchase Agreement.

(b)            Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note, without set off or counterclaim, at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein and is at least pari passu with all Indebtedness and other obligations of the Company and is not subordinated to any such Indebtedness or other obligation.

(c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)            Governing Law. This Note is governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

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(e)            Characterizations. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).S

(f)             Payments on Next Business Day. Whenever any payment Obligation shall be due on a day other than a Business Day, such payment shall be due instead on the next succeeding Business Day.

(g)            Payment of Collection, Enforcement and Other Costs. In addition to, and not in substitution for and not to limit (but without duplication), any other right to reimbursement under this Note or any other Transaction Document, (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any Proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other Proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay all out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other Proceeding, including, but not limited to, attorneys’ fees and disbursements.

(h)            Security Interest. The Obligations of the Company Parties under this Note and the other Transaction Documents are secured by the Security Agreement and the Intellectual Property Security Agreement, as well as other Transaction Documents.

(i)             Use of Proceeds. All gross proceeds of the funding to the Company related to this Note shall be used as provided in the Purchase Agreement.

(j)             Securities Laws Disclosure; Publicity. If applicable, the Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such Current Report on Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to any of the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except (i) as required by federal securities Regulation in connection with the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by Regulations (including Trading Market regulations), in which case the Company shall provide the Holder with prior notice of such disclosure permitted under this clause (ii).

(k)            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which, if applicable, shall be disclosed pursuant to Section 6(j), the Company covenants and agrees that neither it, nor any other Person acting on its behalf has provided nor will provide the Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Holder will be relying on the foregoing covenant in effecting transactions in Securities of the Company. Any non-disclosure agreement (including “click through” agreements and confidentiality clauses incorporated in larger agreements) entered into with the Holder and any Company Party is hereby terminated. The Holder does not have any duty of confidentiality (or a duty not to trade on the basis of material non-public information) to any Company Party or any of their Affiliates, or any of their respective officers, directors, agents, members, stockholders, managers, employees and is governed only by application Regulations. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company, as applicable, shall, within two (2) Trading Days, file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Holder shall be relying on all of the foregoing covenants in trading Securities of the Company.

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(l)               Interpretation. This Note is a Transaction Document and as such is subject to various interpretative, amendment and third party beneficiary and other miscellaneous provisions set forth in the Purchase Agreement that expressly apply to Transaction Documents, located principally in Article VI thereof. In particular, without limitation, none of the terms or provisions of this Note may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.3(b) (Amendments) of the Purchase Agreement.

(m)           Successors and Assigns. This Note shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Holder, each Purchaser Party and their successors and assigns; provided, that the Company may not assign, transfer or delegate any of its rights or obligations under this Note except as authorized in the Purchase Agreement.

(n)            Counterparts. This Note may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Note by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

(o)            Severability. Any provision of this Note being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Note or any part of such provision in any other jurisdiction.

(p)            Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, under or in connection with, this Note or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party, no Purchaser Party and no Affiliate or representative of any such other party or Affiliate has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Note by the mutual waivers and certifications in this Section 6(p).

[Signature Page Follows]

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IN WITNESS WHEREOF, Company has caused this Senior Secured Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

By:
Name:
Title:

Address:

Email Address for delivery of Notices:

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